EXHIBIT 10.2

AMENDED AND RESTATED LOAN AGREEMENT

BY AND AMONG

SPECTRX, INC.,

THE AGENT

AND

THE NOTEHOLDERS NAMED HEREIN

List of Schedules

Schedule 1 Noteholders
Schedule 2 Original Noteholders Paid-Off by the Company
Schedule of Exceptions

List of Exhibits

Exhibit A Form of Convertible Notes
Exhibit B Weighted Average Conversion Price Adjustment Terms
Exhibit C Form of Warrant

AMENDED AND RESTATED LOAN AGREEMENT

    This Amended and Restated Loan Agreement is made as of March 1, 2007 by and among SpectRx, Inc., a Delaware corporation located at 4955 Avalon Ridge Parkway, Suite 300, Norcross, Georgia 30071 (the "Company"), facsimile: (770) 242-8639, the various lenders identified and listed on Schedule 1 attached hereto (each referred to herein as a "Noteholder", and collectively as the "Noteholders") and Michael James, as agent for the Noteholders and successor to the Agent identified in the Original Agreement, the SpectRx Security Agreement, the Pledge Agreement and the Sterling Security Agreement (in such capacity, together with successors and assigns, the "Agent"), and amends and restates the Bridge Loan Agreement dated as of June 28, 2006 among the Company and the lenders identified therein, as amended (the "Original Agreement").

WITNESSETH:

    WHEREAS, pursuant to the Original Agreement, the Company issued and sold certain promissory notes (the "Bridge Notes") to the lenders party to the Original Agreement;

    WHEREAS, following the first Closing, the Company will pay in full in cash the Bridge Notes of certain lenders party to the Original Agreement and the GT Notes of certain GT Noteholders, with such lenders and the principal amounts of their respective Bridge Notes and GT Notes listed on Schedule 2 attached hereto as well as the Bridge Notes and the GT Notes held by any other lender who elects not to convert the note held by such lender into a Convertible Note (all such lenders being paid-off by the Company referred to herein as the "Exiting Noteholders");

    WHEREAS, the Company and all parties to the Original Agreement, other than the Exiting Noteholders, have determined to enter into this Agreement amending and restating the Original Agreement (with such parties to this Agreement who were lenders under the Original Agreement other than the Exiting Noteholders being referred to as the "Original Noteholders") to permit the following:

(i) amend and restate the Bridge Notes held by the Original Noteholders to extend the maturities thereof and provide other changes thereto, which notes are referred to herein as "Convertible Notes";

(ii) to issue and sell to certain Noteholders newly issued Convertible Notes, with such purchasers referred to herein as the "New Noteholders");

(iii) to issue to the GT Noteholders (defined below) newly issued Convertible Notes in exchange for their GT Notes as further described herein;

(iv) to issue to each of the Original Noteholders, New Noteholders and GT Noteholders (who collectively comprise the Noteholders hereunder) the Warrants (as defined below); and

(v) to enter into the other agreements contained herein relative to the Convertible Notes and Warrants;

    NOW, THEREFORE, the parties agree as follows:

SECTION 1
DEFINITIONS

    "Agent" has the meaning set forth in the first paragraph of this Agreement.

    "Agreement" means this Amended and Restated Agreement, as it may be amended from time to time.

    "Average Trading Price" is the weighted average intraday trading price of Company Common Stock as reflected on the OTC Bulletin Board.

    "Bridge Notes" has the meaning set forth in the recitals hereto.

    "Bylaws" means the Bylaws of each of the SpectRx Companies, as the case may be, in effect on the date hereof.

    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    "Certificate of Incorporation" means the Certificate of Incorporation of each of the SpectRx Companies, as the case may be, in effect on the date hereof.

    "Change of Control" means the occurrence of any of (a) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act), other than the Noteholders or any of their affiliates, of in excess of 50% of the voting securities of the Company, (b) a replacement of more than one half of the members of the Company's Board of Directors that is not approved by a majority of those individuals who are members of the Board of Directors on the date hereof, or their duly elected successors who are directors immediately prior to such transaction, in one or a series of related transactions, (c) the merger of the Company with or into another Person, unless the holders of the Company's securities immediately prior to the merger continue to hold at least 51% of such securities following such transaction, (d) the consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in clauses (a), (b), (c) or (d).

    "Closing" has the meaning set forth in Section 3.3.

    "CNDS" means the Company's Cervical Neoplasia Detection Device System.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Common Stock" means the Company's common stock, $0.001 par value per share.

    "Company" has the meaning set forth in the first paragraph of this Agreement.

    "Conversion Price" has the meaning set forth in Section 2.3.

    "Convertible Notes" has the meaning set forth in the Recitals.

    "Enforceability Limitations" has the meaning set forth in Section 4.4.

    "Environmental Laws" means all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (a) emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials, and (c) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

    "Equity Financing" means a financing of the Company in which capital stock, securities convertible or exercisable into the Company's capital stock, debt convertible into such capital stock, or debt with options or warrants exercisable into such capital stock are offered; however, an Equity Financing shall exclude (i) the grant of options, warrants or other rights to purchase shares of Common Stock issued pursuant to a stock option plan approved by the Company's Board of Directors and the issuance of Common Stock upon exercise thereof, (ii) the issuance hereunder or at any time in the future of additional Convertible Notes and Warrants, and the issuance of Common Stock upon the conversion or exercise of initial or additional Convertible Notes and Warrants, (iii) the issuance of Common Stock upon any conversions of Series A Preferred Stock, (iv) the issuance of securities in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or in connection with any other strategic transaction, or any financing or leasing transaction or a consulting relationship, and (v) securities offered pursuant to any employee benefit plan approved by the Board of Directors.

    "Event of Default" has the meaning set forth in Section 9.1 of this Agreement.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exiting Noteholders" has the meaning set forth in the Recitals.

    "FDA" means the U.S. Federal Drug Administration.

    "GAAP" means generally accepted accounting principles.

    "GT" means Guided Therapeutics, Inc., a Delaware corporation.

    "GT Loans" means the thirteen loans dated February 2, 2006 in the aggregate principal amount of $1.5 million made to GT and guaranteed by Sterling.

    "GT Noteholders" means the holders of the GT Notes.

    "GT Notes" means the notes evidencing the GT Loans.

    "Hazardous Material" means (a) any "hazardous substance," as defined in CERCLA, (b) any "hazardous waste," as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance.

    "Indebtedness" means liabilities, obligations, guarantees and indebtedness of the Company, of any kind or nature, whether now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, and whether primary, secondary, direct, contingent, fixed or otherwise.

    "Intellectual Property Rights" means trademarks, trademark applications, trade names and service marks, whether or not registered, and all patents, patent applications, copyrights, copyright applications and related filings, computer software and programs, inventions, licenses, approvals, governmental authorizations, trade secrets and any other intellectual property and proprietary rights, including all rights to license and to sue for any past, present and future infringement relating to the above.

    "Lien" means any deed to secure debt, deed of trust, mortgage or similar instrument, and any lien, security interest, preferential arrangement which has the practical effect of constituting a security interest, security title, pledge, charge, encumbrance or servitude of any kind, whether by consensual agreement or by operation of statute or other law, and whether voluntary or involuntary, including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof.

    "Loans" has the meaning set forth in Section 2.1.

    "Majority Noteholders" means the holders of the Convertible Notes representing more than fifty percent of the then outstanding aggregate principal amount of the Convertible Notes.

    "Material Adverse Effect" means a material adverse effect on the business, results of operation, assets, prospects or financial condition of the SpectRx Companies, taken as a whole, or on the issuance of the Convertible Notes or the consummation of the transactions contemplated by the Transaction Documents.

    "Material Permits" has the meaning set forth in Section 4.14.

    "M&D" has the meaning set forth in Section 5.12(iii).

    "New Closing" has the meaning set forth in Section 3.1.

    "New Closing Date" has the meaning set forth in Section 3.1.

    "New Noteholders" has the meaning set forth in the Recitals.

    "New Qualified Securities" means the issuance and sale by the Company for proceeds of $5,000,000 or more, in one or more than one related transactions, of shares of any class or series of preferred stock having a preference and priority as to distribution of assets upon liquidation over all other then outstanding and future classes of capital stock, preferred or otherwise, of the Company, wherein the holders of the New Qualified Securities are afforded registration rights in respect of the Common Stock into which the New Qualified Securities convert that are in all material respects no less favorable to such holders as the registration rights granted under this Agreement in respect of the Common Stock issuable upon conversion of the Convertible Notes. All required corporate action necessary to issue the New Qualified Securities, inclusive of any necessary shareholder approvals, are required to be obtained prior to the issuance of the New Qualified Securities.

    "Noteholder" has the meaning set forth in the first paragraph of this Agreement and includes the Noteholder's successors and assigns.

    "Notice of Default" has the meaning set forth in Section 10.3.

    "Original Agreement" has the meaning set forth in the first paragraph of this Agreement.

    "Original Noteholder" has the meaning set forth in the recitals to this Agreement.

    "Permitted Encumbrances" means (a) Liens for taxes not yet due and payable or being actively contested; (b) carriers', warehousemen's mechanics, materialmen's, repairmen's or other like Liens arising in the ordinary course of business, payment for which is not yet due or which are being actively contested in good faith and by appropriate, lawful proceedings; (c) pledges or deposits in connection with worker's compensation, unemployment insurance and other social security legislation; (d) Liens in favor of Minolta Business Solutions existing as of the date of this Agreement; (e) any Liens that rank junior to the security interest created in favor of the Noteholders pursuant to Section 2.2 of this Agreement.

    "Permitted Indebtedness" means any (a) Indebtedness existing on the date of this Agreement, including the GT Loans; (b) any Indebtedness of the Company or any of its subsidiaries, by written agreement in form and substance reasonably satisfactory to the Agent, subordinated in right of payment and claim, to the rights of payment and claims under the Convertible Notes; (c) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (d) deferred taxes; (e) any salary deferral or reduction; and (f) any other Indebtedness up to $50,000 in the aggregate.

    "Person" means a court or other federal, state, local or other governmental authority, regulatory or self regulatory agency, individual, partnership, corporation, limited liability company, joint stock company, association, trust, or unincorporated organization.

    "Pledge Agreement" means that certain Pledge Agreement executed by the Company on June 28, 2006 pursuant to the Original Agreement.

    "PMA" means written pre-market approval from the FDA.

    "Prospectus" has the meaning set forth in Section 5.17(c).

    "Registration Statement" has the meaning set forth in Section 5.17(a).

    "SEC" means the Securities and Exchange Commission.

    "SEC Reports" has the meaning set forth in Section 4.5.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Series A Condition" has the meaning set forth in Section 2.3(c).

    "Series A Preferred Stock" means the Company's Series A Preferred Stock, $0.001 par value per share.

    "SpectRx Companies" means, collectively, the Company, GT and Sterling.

    "SpectRx Security Agreement" means that certain Security Agreement executed by the Company on June 28, 2006 pursuant to the Original Agreement.

    "SpectRx Subsidiaries" means, collectively, GT and Sterling.

    "SpectRx Transaction Documents" means this Agreement, the Convertible Notes, the Warrants, the SpectRx Security Agreement, the Pledge Agreement, and any other agreements and instruments required to be executed and delivered in connection herewith and therewith by the Company.

    "Sterling" means Sterling Medivations, Inc., a Delaware corporation, d/b/a Simple Choice.

    "Sterling Guaranty" means that certain Guaranty executed by Sterling on June 28, 2006 pursuant to the Original Agreement.

    "Sterling Security Agreement" means that certain Security Agreement executed by Sterling on June 28, 2006 pursuant to the Original Agreement.

    "Sterling Transaction Documents" means the Sterling Guaranty, the Sterling Security Agreement and the agreements and instruments required to be executed and delivered in connection therewith by Sterling.

    "Subsequent Closing" has the meaning set forth in Section 3.3.

    "Transaction Documents" means, collectively, the SpectRx Transaction Documents and the Sterling Transaction Documents.

    "Underlying Stock" means the Common Stock into which a Noteholders' Note(s) are convertible and Warrants are exercisable.

    "Warrant" has the meaning set forth in Section 2.4.

    "Warrant Value" means $0.005.

SECTION 2
LOANS

    The Company and the Noteholders covenant and agree as follows:

    2.1 Loans and Issuance of Convertible Notes. Each of the Original Noteholders held a Bridge Note or Bridge Notes having made loans to the Company in the aggregate principal amounts and on the dates set forth next to that Original Noteholder's name on Schedule 1, and on the date hereof have agreed that their Bridge Notes have been amended and restated and reissued in the form of and as Convertible Notes (as defined below). Each such Original Noteholder hereby waives the right of such Noteholder to the 10-day notice set forth in Section 5.8 of the Original Agreement relating to the issuance hereunder of the Convertible Notes and Warrants. Each of the New Noteholders has, on the date hereof, made loans to the Company, or on Subsequent Closing will make loans, in the aggregate principal amount set forth next to that New Noteholders' name on Schedule 1. On the date hereof each of the GT Noteholders held GT Notes having made loans to GT in the aggregate principal amounts and on the dates set forth next to that GT Noteholders' name on Schedule 1 and on the date hereof have agreed that their GT Notes have been exchanged for Convertible Notes. Each of the loans described hereinabove is referred to herein as a "Loan" and collectively the "Loans". Each Loan will be evidenced by a 13% Senior Secured Convertible Note payable to the order of the Noteholder in the aggregate principal amount of the Loan in the form attached hereto as Exhibit A, which note is referred to herein as a "Convertible Note". The Company has issued, and will issue, to each Original Noteholder, upon surrender of such Original Noteholder's Bridge Note, a Convertible Note with that new principal amount set forth next to that Original Noteholder's name on Schedule 1 and bearing interest from the date of issuance of such Convertible Note. The Company has issued, and will issue, to each New Noteholder a Convertible Note in the same principal amount as the amount of the Loan made in cash by such New Noteholder and bearing interest from the date of issuance of such Convertible Note. The Company has issued, and will issue, to each GT Noteholder upon surrender for exchange of such GT Noteholder's GT Note, a Convertible Note with that new principal amount set forth next to that GT Noteholder and bearing interest from the date of issuance of such Convertible Note.

    2.2 Security Agreement and Pledge Agreement. The Convertible Notes will be senior secured obligations of the Company ranking senior to all existing and future Indebtedness of the Company and secured by (a) a first lien on all assets of the Company pursuant to the SpectRx Security Agreement; (b) a pledge on all issued and outstanding stock of the SpectRx Subsidiaries pursuant to the Pledge Agreement; (c) a guaranty of the SpectRx obligations pursuant to the Sterling Guaranty; and (d) a lien on all assets of Sterling to secure the Sterling Guaranty pursuant to the Sterling Security Agreement.

    2.3 Conversion of Convertible Notes.

(a)     (i) The outstanding principal of, and the accrued and unpaid interest on, each Convertible Note shall be converted at any time at the election of the Noteholder into that number of shares of Common Stock of the Company as equals the amount being converted divided by $0.65 (as adjusted and provided herein below, the "Conversion Price").

        (ii) The Convertible Notes shall automatically be converted into Common Stock of the Company at the Conversion Price applicable on the conversion date at the election of the Company on a date at least thirty days after the Company has given notice to each Noteholder of the Company's decision to convert; however, the Company may not make any election to convert all or a portion of the Convertible Notes unless the following has occurred: the Average Trading Price for a period of at least thirty (30) consecutive trading days immediately prior to the Company sending the notice of conversion is equal to or greater than two times the initial Conversion Price.

        (iii) Upon the closing by the Company of the issuance and sale of New Qualified Securities, each Convertible Note shall automatically be exchanged for New Qualified Securities wherein,

(A) the Noteholder in respect of any Convertible Note so exchanged will receive New Qualified Securities having a liquidation preference equal to the principal amount and accrued but unpaid interest under the Convertible Note; and

(B) the conversion price for the New Qualified Securities received by the Noteholder will equal eighty-three and one-third percent (or 0.8333 if expressed as a decimal (which is the inverse of 1.20, or 120%)) of the Conversion Price of the Convertible Notes in effect immediately prior to the issuance of the New Qualified Securities (or if lower, will equal the conversion price for the New Qualified Securities); to the extent necessary (only) to accomplish the foregoing in respect of the conversion price, the Noteholders will receive New Qualified Securities of a separate class of New Qualified Securities. By way of example, if a New Noteholder holds a Convertible Note in the principal amount of $1,000, with accrued interest of $100, the New Qualified Securities will convert into 2,030 whole shares of Common Stock, plus a payment would be owed in respect of a fractional share [$1,100 ÷ (0.65 x 0.8333)]. By way of further example, if a total of $1,300 was due under the Convertible Note (both principal and interest), instead of converting into 2,000 shares of Common Stock (under the Conversion Price under the Convertible Note), the New Qualified Securities shall convert into 2,400 shares of Common Stock [$1,300 ÷ (0.65 x 0.8333)] (which provides 20% more Common shares).

        (b) Any Noteholder may, at any time after the initial filing of the Registration Statement as set forth in Section 5.17(a) below, convert a portion or the entirety of his or its outstanding Convertible Notes. Before any Noteholder shall be entitled to convert its Convertible Note into Common Stock the Noteholder shall surrender the Convertible Note endorsed for transfer to the Company or its designated transfer agent and shall give written notice of its election to convert, including the name or names in which the Common Stock certificates are to be issued. The Company shall as soon as practicable thereafter issue and deliver to such Noteholder or the designated Persons a certificate or certificates for the number of shares of Common Stock into which the Convertible Note or percentage thereof is being converted and, if applicable, a new Convertible Note for the unconverted principal and unpaid interest; however, the conversion shall be deemed to have occurred and the Person(s) designated to receive the Common Stock shall be a record holder(s) thereof on the date of surrender by the Noteholder with appropriate instructions. In the event of an automatic conversion, the Company shall provide to each Noteholder instructions for the surrender of its Convertible Note for conversion into Common Stock and for designation of Persons to receive Common Stock. The conversion shall be deemed to have been made and the Person(s) to receive the Common Stock shall be a record holder(s) thereof on the date designated by the Company for the automatic conversion if the Convertible Note has been appropriately surrendered for conversion or such later date as it is so surrendered.

        (c) The Conversion Price shall be adjusted on a full ratchet basis (for so long the Company's then issued and outstanding shares of Series A Preferred Stock comprises at least 10% of the fully diluted equity of the Company and continues to have a conversion price that adjusts (as it currently does) on a full ratchet basis (the "Series A Condition"), that is, if the Company issues any Common Stock or securities or debt convertible into or exchangeable for Common Stock or right to acquire such securities or debt at a price below the Conversion Price then in effect, then the Conversion Price shall be reduced to the price of that new issuance. If the Series A Condition ceases to be applicable, then the Conversion Price shall be adjusted on a standard weighted average basis pursuant to the terms which shall govern same provided in Exhibit B attached hereto. The Conversion Price shall also be adjusted proportionately for any stock dividends, stock splits, reverse stock splits, consolidations and the like in respect of the Company's Common Stock. Notwithstanding the foregoing, there shall be no adjustment of the Conversion Price as a result of any of the following: (i) the grant of options, warrants or other rights to purchase shares of Common Stock issued pursuant to a stock option plan approved by the Company's Board of Directors and the issuance of Common Stock upon exercise thereof, (ii) the issuance hereunder or at any time in the future of additional Convertible Notes and Warrants, and the issuance of Common Stock upon the conversion or exercise of initial or additional Convertible Notes and Warrants, (iii) the issuance of Common Stock upon any conversions of Series A Preferred Stock, (iv) the issuance of securities in connection with a business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or in connection with any other strategic transaction, or any financing or leasing transaction or a consulting relationship, and (v) securities offered pursuant to any employee benefit plan approved by the Board of Directors.

    2.4 Warrants. Upon the issuance of any Convertible Note, the Company shall issue and deliver to the Noteholder in respect thereof a warrant to purchase Company Common Stock in the form attached to this Agreement as Exhibit C (the "Warrant"). Each Noteholder will receive a warrant to purchase the number of shares into which the Convertible Note(s) in respect of which it is issued are convertible. The exercise price for a share of Common Stock issuable upon exercise of the Warrant shall be $0.78 per share. The Warrants will be exercisable through March 1, 2012, at which time they will expire. For purposes of Regulation 1.1273-2 promulgated under Section 1273 of the Code, the fair market value of a Warrant shall be the number of shares into which it is exercisable on the day of issuance multiplied by the Warrant Value. The Company and the Noteholders agree to use the Warrant Value for U.S. federal tax purposes with respect to the transactions contemplated by this Agreement (unless otherwise requested by a final determination of the Internal Revenue Service or a court of competent jurisdiction).

    2.5 Private Offering. The Convertible Notes and the Warrants have been, and will be, offered and sold to the Noteholders without registration under the Securities Act, in reliance upon the exemption from registration provided by Rule 506 of Regulation D or under Section 4(2) of the Securities Act.

    2.6 Prepayment. The Company may at any time elect to prepay, without penalty, the outstanding amount of the Convertible Notes including any unpaid accrued interest, in whole or in part, by giving a five (5) business- day written notice to the holders of the Convertible Notes, provided however in the event that, within 60 days succeeding the date of any such prepayment, the Average Trading Price for ten (10) consecutive days exceeds 150% of the Average Trading Price on the day of such prepayment, then the Company shall pay a penalty to the holders of the Convertible Notes that were prepaid an amount equal to the difference between the two measurement prices for each share to which such holders would have been entitled had the Convertible Notes been converted rather than prepaid. Any prepayments must be applied pro-rata to all outstanding Convertible Notes. Such prepayments must be in a minimum amount of $250,000, or an integral multiple thereof (except for a prepayment in full of all remaining Convertible Notes).

SECTION 3
CLOSING; DELIVERY

    3.1 Closing. All closings of loans, and issuance of the Bridge Notes, under the Original Agreement were from June 28, 2006 to January 23, 2007. Subject to the provisions of Section 3.3, the issuance of Convertible Notes and Warrants under this Agreement will take place at up to two closings, one on the date of, and simultaneously with, the execution and delivery of this Agreement, and the other on March 7, 2007 or such other later date as agreed by the Company and the Agent together the "New Closing". The date of any Closing constituting a New Closing is defined herein as the "New Closing Date." At the New Closing occurring on March 7, 2007, the Company shall amend Schedule 1 to include the Loans then being made and Schedule 2 to identify all Exiting Noteholders as of the New Closing.

    3.2 Delivery. At each Closing comprising the New Closing, the Company will deliver to each Noteholder participating in that closing a Convertible Note in the aggregate principal amount as provided for in Schedule 1 hereof against payment of the purchase price therefor in the case of New Noteholders, or in exchange for cancellation or restatement of a Bridge Note or GT Note, in the case of an Original Noteholder or GT Noteholder, respectively, as the case may be. At each Closing comprising the New Closing, the Company will issue and deliver to each Noteholder a Warrant to purchase that number of shares of Common Stock as determined pursuant to Section 2.4.

    3.3 Subsequent Closings. The Company may issue and sell additional Convertible Notes to investors at one or more closings subsequent to the New Closing (each a "Subsequent Closing"), provided that each of the then existing Noteholders be given the right of first refusal to participate in any additional Convertible Notes issued and sold on a basis pro rata to the principal amount of such Noteholders in relation to all then outstanding Convertible Notes. The sale and issuance of Convertible Notes at each Subsequent Closing shall be on the terms set forth in this Agreement. Each Noteholder shall execute an agreement agreeing to be bound by this Agreement and the other Transaction Documents at such closing and the Company shall amend Schedule 1 to include the additional Convertible Notes sold under each Subsequent Closing. The New Closing, and each Subsequent Closing are individually referred to as a "Closing" and collectively, the "Closings".

SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as set forth on the Schedule of Exceptions attached hereto, as of the date of each Closing, the Company represents and warrants to each Noteholder participating in that Closing as follows:

    4.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is not presently qualified to do business as a foreign corporation in any jurisdiction other than Georgia.

    4.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver the Transaction Documents, to sell and issue the Convertible Notes and the Warrants, and to carry out and perform its obligations under the terms of the Transaction Documents.

    4.3 Subsidiaries. The Company has no subsidiaries or affiliated companies except GT and Sterling and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

(a) GT is a corporation duly organized and existing under the laws of Delaware and is not qualified to do business as a foreign corporation in any other jurisdiction. All issued and outstanding shares of capital stock of GT are owned of record and beneficially by the Company. Each such outstanding share is validly issued, fully paid and nonassessable and was issued in accordance with applicable Federal and state securities laws. GT has not granted any options or rights to acquire or granted a security interest in or pledged any of its capital stock or securities, debt or obligations convertible or exercisable into capital stock.

(b) Sterling is a corporation duly organized and existing under the laws of Delaware and is not qualified to do business as a foreign corporation in any other jurisdiction. All issued and outstanding shares of capital stock of Sterling are owned of record and beneficially by the Company. Each such outstanding share is validly issued, fully paid and nonassessable and was issued in accordance with applicable Federal and state securities laws.

    4.4 Authorization. All corporate action on the part of each of the Company and its officers, directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement, the issuance of the Convertible Notes, the issuance of the Warrants and the performance of all of the Company's and Sterling's obligations under the Transaction Documents, as applicable, have been taken or will be taken prior to the New Closing. Each of the SpectRx Transaction Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies (the "Enforceability Limitations"). Each of the Sterling Transaction Documents executed and delivered by Sterling in connection with the Original Agreement constitute valid and binding obligations of Sterling, enforceable in accordance with their terms, subject to Enforceability Limitations.

    4.5 Reports and Financial Statements. Each of (a) the Company's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, (b) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2005, (c) the definitive proxy statement for the Company's 2006 annual meeting of stockholders and (d) any Current Reports on Form 8-K filed with the SEC by the Company since January 1, 2006 (as such documents have since the time of their filing been amended or supplemented, the "SEC Reports") did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, at the time of filing (or the time of subsequent amendment or supplement, in the case of any SEC Reports that have been subsequently amended or supplemented). The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the SEC Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to year end audit adjustments and the absence of notes thereto) the consolidated financial position of the Company as at the respective dates thereof and the consolidated results of its operations and cash flow for the respective periods then ended.

    4.6 Securities Laws. The offer, sale and issuance of the Convertible Notes, and the offer, sale and issuance of the Warrants are exempt from registration under the Securities Act and from registration and qualification under applicable state securities laws. Neither the Company nor anyone acting on its behalf has, directly or through any agent during the six-month period ending on the date of this Agreement, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Convertible Notes not to be entitled to the exemption afforded by Rule 506 of Regulation D, or under Section 4(2) of the Securities Act.

    4.7 Public Offering. Neither the Company nor anyone acting on its behalf has engaged, in connection with the sale of the Convertible Notes (a) in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or (b) in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

    4.8 No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and Sterling, as applicable, and the consummation by the Company and Sterling of the transactions contemplated in the Transaction Documents, as applicable, do not and will not (a) conflict with or violate any provision of their Certificates of Incorporation or Bylaws, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to other Persons any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, license, note or instrument (evidencing a debt of the Company, GT or Sterling or otherwise) to which either the Company, GT or Sterling (as applicable) is a party or by which any property or asset of the Company or Sterling is bound or affected or (c) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which any of the SpectRx Companies (as applicable) is subject or by which any material property or asset of the Company is bound or affected.

    4.9 Consents and Approvals. None of the SpectRx Companies is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Person in connection with the execution, delivery and performance by the Company and Sterling of the Transaction Documents, as applicable, and any filings, notices or registrations under applicable state securities laws, other than any filings, notices or registrations under Regulation D of the Securities Act and applicable state securities laws.

    4.10 Litigation; Proceedings. Except as otherwise disclosed in the Company's filings with the SEC, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting any of the SpectRx Companies or any of its assets or properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) or any arbitrator, which adversely affects the legality, validity or enforceability of any Transaction Document.

    4.11 No Default or Violation. Except as otherwise disclosed in the Company's filings with the SEC none of the SpectRx Companies is in (a) violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court, arbitrator or governmental authority applicable to it, or (b) violation of any law, statute, ordinance, rule or regulation of any governmental authority to which it is subject. None of the SpectRx Companies is in default under or in violation of its Certificate of Incorporation or Bylaws. Neither the business of the Company nor the business of Sterling is being conducted, and no business of any of the SpectRx Companies shall be conducted, in violation of any law, statute, ordinance, rule or regulation of any governmental authority, except where such violations have not resulted or are not reasonably likely to result, individually or in the aggregate, in a Material Adverse Effect.

    4.12    Intellectual Property Rights.  Each of the Company and Sterling owns or possesses adequate rights or licenses to use all Intellectual Property Rights that are material to its business, as now conducted or as proposed to be conducted and as described in the SEC Reports.  To the knowledge of the Company, neither the Company nor Sterling has infringed or is infringing on any of the Intellectual Property Rights (excluding the right to license or sue for infringement) of any Person and, except as disclosed in the Company's SEC Reports, there is no claim, action or proceeding which has been made or brought, or to the Company's knowledge, is being made, brought or threatened, which involves any Intellectual Property Rights of the Company or Sterling or infringement or alleged infringement by the Company or Sterling of any Intellectual Property Rights of any Person.  Each of the Company and Sterling has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights.  The Intellectual Property Rights of the Company and Sterling are valid and enforceable.

    4.13 Title. Each of the Company and Sterling has good and marketable title in fee simple to all real property and personal property owned by it which is material to its business, in each case free and clear of all liens and encumbrances, except for liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or Sterling and those liens set forth on Schedule 4.13. Any real property and facilities held under lease by the Company or Sterling are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company or Sterling.

    4.14 Permits. Each of the Company and Sterling possesses all certificates, authorizations, licenses, easements, consents, approvals, orders and permits necessary to own, lease and operate its properties and to conduct its business as currently conducted, except where the failure to possess such permits could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (collectively, "Material Permits"), and there is no claim, action or proceeding pending, or, to the knowledge of the Company, threatened relating to the revocation, modification, suspension or cancellation of any Material Permit. Neither the Company nor Sterling is in conflict with, in default under, or in violation of, any Material Permit.

    4.15 Environmental. Except as described in the SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (a) each of the Company and Sterling is in compliance with and not subject to any known liability under applicable Environmental Laws (as defined below), (b) each of the Company and Sterling has made all filings and provided all notices required under any applicable Environmental Law, and has, and is in compliance with, all permits required under any applicable Environmental Laws and each of them is in full force and effect, (c) (i) there is no pending civil, criminal or administrative action, or pending hearing or suit, (ii) neither the Company nor Sterling has received any demand, claim, or notice of violation and (iii) to the knowledge of the Company , there is no investigation, proceeding, notice or demand letter or request for information threatened against the Company or Sterling in the case of (i), (ii) and (iii), under any Environmental Law, (d) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or Sterling, (e) neither the Company nor Sterling has received notice that it has been identified as a potentially responsible party under CERCLA, or any comparable state law, (f) no property or facility currently or formerly owned or leased by the Company or Sterling is (i) listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

    4.16 Insolvency. After giving effect to the execution and delivery of this Agreement, the other Transaction Documents and the making of any disbursements under the Convertible Notes, the Company will not be "insolvent" within the meaning of §101(32) of the Bankruptcy Code or any other applicable law and will not be "insolvent" as used in Section 548 of the Bankruptcy Code or be unable to pay its debts generally as such debts become due. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, and to its knowledge, no creditor of the SpectRx Companies intends to initiate involuntary bankruptcy proceedings with respect to any of the SpectRx Companies.

    4.17 Insurance. Each of the Company and Sterling is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which each of the Company and Sterling is engaged. The Company has no reason to believe that it or Sterling will not be able to renew its existing insurance coverages as and when such coverages expire or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

    4.18 Tax Status. Each of the Company and Sterling has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith. There are no unpaid taxes in any material amount claimed to be due from the Company or Sterling by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

    4.19 Accounting Controls. SpectRx and Sterling maintain systems of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    4.20 Sarbanes-Oxley Act. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans.

    4.21 Investment Company Status. The Company is not an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

    4.22 Usury. The Transaction Documents when enforced in accordance with their terms, without the need to apply Section 8 of the Convertible Notes, do not violate any law or regulation of the State of Georgia with respect to usury.

    4.23 Reservation of Shares. The Company has reserved from its authorized but unsecured shares of Common Stock sufficient shares of Common Stock to permit the conversion of all Convertible Notes and the exercise of all Warrants that will be outstanding upon the New Closing.

SECTION 5
COVENANTS OF THE COMPANY

    So long as the Convertible Notes are outstanding, the Company hereby covenants to the Noteholders as follows; provided, however, that any action in contravention of this Section 5 will be permitted if consented by the Agent or the Majority Noteholders.

    5.1 Rank. Excluding Permitted Indebtedness as defined in clauses (b) through (f) of that definition, (i) the Convertible Notes will rank senior in right of payment to all existing and future Indebtedness of the Company, and (ii) the Company will cause the Convertible Notes to rank senior in right of payment to all existing and future Indebtedness of GT and Sterling.5.2 Integration. Neither the Company nor anyone acting on its behalf will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Convertible Notes and the offer and sale of the Warrants to fail to be entitled to the exemption afforded by Rule 506 of Regulation D, or under Section 4(2) of the Securities Act.

    5.3 Liens. The Company will not, and will cause each of GT and Sterling not to, create, assume, or suffer to exist any Lien on any of its property, except for Permitted Encumbrances and the Liens under the SpectRx Security Agreement, the Pledge Agreement and the Sterling Transaction Documents.

    5.4 Redemption. The Company will not purchase, redeem, or otherwise acquire for value any of its shares of any class of capital stock.

    5.5 Asset Sales. The Company will not, and will cause each of the SpectRx Subsidiaries not to, sell, license or otherwise dispose of or transfer any of its properties to or in favor of any Person, except for (a) sales of products in the ordinary course of the Company's business, (b) sales or dispositions in one or a series of related transaction with an aggregate sale price of less than $100,000, (c) the disposition of any assets of the Company or Sterling that are obsolete, worn-out or unsuitable for continued use, or (d) provided it is approved by the Company's Board of Directors, the sale of the Company's Simple Choice business unit and related intellectual property. In the event of any sales permitted under this Section 5.5, the Noteholders shall, upon the request and at the expense of the Company, forthwith release all of its liens and security interests in the assets to be sold and shall execute, if necessary, and deliver all UCC termination statements and/or other documents reasonably requested.

    5.6 Participation Rights. The Company hereby grants to each Noteholder the right to invest in any Equity Financing an amount equal to that required to maintain its pro rata equity ownership based on the number of shares into which such Noteholder's Convertible Notes are then convertible into on the same terms and conditions as the other investors in the Equity Financing, except the Noteholder may pay for the securities by exchanging that portion of the Noteholder's Convertible Note(s). The rights set forth in this Section 5.6 are subject to pro ration among the Noteholders based on the principal amounts of their Convertible Notes outstanding if the Equity Financing is too small to accommodate all investments that the Noteholders have elected to make pursuant to this Section 5.6 and subject to any preemptive rights or rights of first refusal held by the holders of the Company's Series A Preferred Stock. The Company shall provide each Noteholder with not less than ten business days' advance notice of any Equity Financing, which notice shall include the terms of the Equity Financing in sufficient detail to permit each Noteholder to make an informed investment decision whether or not to participate.

    5.7 Information.

(a) As long as the Company is a reporting company under the Exchange Act, the Company will deliver to the Noteholders the same documentation or information provided to its holders of Common Stock and Series A Preferred Stock.

(b) If the Company is not a reporting company under the Exchange Act, the Company will:

(i) as soon as practicable after the end of each fiscal year, the Company shall furnish to the holders of Convertible Notes audited consolidated balance sheets of the SpectRx Companies, if any, as of the end of such fiscal year and audited consolidated statements of income and cash flow of the SpectRx Companies, if any, for such fiscal year, prepared in accordance with GAAP consistently applied.

(ii) As soon as practicable after the end of each fiscal quarter, the Company shall furnish to the holders of Convertible Notes consolidated balance sheets of the SpectRx Companies, if any, as of the end of such quarter, and consolidated statements of income and cash flow of the SpectRx Companies, if any, for such quarter and for the current fiscal year to date, prepared in accordance with GAAP consistently applied, other than the absence of footnotes and normal year-end adjustments, with such statements certified by the chief financial officer of the Company as having been prepared in accordance with GAAP consistently applied.

(iii) As soon as practicable after the end of each calendar month, the Company shall furnish to the holders of Convertible Notes consolidated balance sheets of the SpectRx Companies, if any, as of the end of such month, and consolidated statements of income and cash flow of the SpectRx Companies, if any, for such month and for the current fiscal year to date, prepared in accordance with GAAP consistently applied, other than the absence of footnotes and normal year-end adjustments, with such statements certified by the chief financial officer of the Company as having been prepared in accordance with GAAP consistently applied.

(iv) No later than thirty (30) days prior to the end of each fiscal year, the Company shall furnish to the holders of Convertible Notes a business plan for the SpectRx Companies, if any, for the next fiscal year, containing information, data and other materials typically included in a business plan of a company similar in size and nature to the Company.

    5.8 Inspection. Should the Company not maintain its status as a reporting company under the Exchange Act, and for so long as the Company is not a reporting company under the Exchange Act, the Company will permit one representative of the holders of the Convertible Notes selected by the Majority Noteholders to visit and inspect any of the properties of the SpectRx Companies and to discuss their affairs, finances and accounts with their officers, all at reasonable times during regular business hours of the SpectRx Companies.

    5.9 Notice of Event of Default. The Company will immediately notify in writing each of the Noteholders and the Agent of the occurrence of each Event of Default or each occurrence or situation which with but for the applicable grace period or passage of time would be an Event of Default, as soon as the Company gains knowledge thereof. The notification shall describe the nature of the occurrence or situation and the action that the Company proposes to take with respect thereto.

    5.10 Securities Law Compliance. The Company will make such filings, notices or registrations as are required under Regulation D of the Securities Act and applicable state securities laws after the Closing, within the time periods set forth in the Securities Act and those laws.

    5.11 Reservation of Common Stock. The Company will continue to reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit conversion of the Convertible Notes and exercise of the Warrants.

    5.12 Use of Proceeds. The proceeds of the Convertible Notes, to the extent available, will be used to pay general corporate and subsidiary debts and obligations, and retire Bridge Notes outstanding prior to the Closing Date that are not exchanged in connection with participation in this financing, and, to the extent available, for the following other purposes:

(i) complete the FDA Pivotal trial for the Cervical Cancer detection device;

(ii) seek FDA approval of the Cervical Cancer detection device;

(iii) payment of legal and other fees and expenses accrued by Murphy & Durieu ("M&D") through the Closing Date relating to the issuance and sale of the Convertible Notes and Warrants, and prior financing plans of the SpectRx Companies that were not completed;

(iv) retain a professional search firm to conduct a CEO search;

(v) prepare for manufacturing, launch and commercialization of the Cervical Cancer Detection Device;

(vi) seek to sell the Company's Simple Choice business to a third party;

(vii) continue activities in Glucose Monitoring;

(viii) seek additional R&D grants;

(ix) enhance the intellectual property portfolio; and

(x) other corporate purposes as authorized by the Board of Directors

    5.13 CEO. As soon as practicable following the New Closing, the Company's Board of Directors will authorize a search for a new Chief Executive Officer of the Company.

    5.14 Name Change. As soon as practical following the Closing, the Company will be renamed Guided Therapeutics, Inc.

    5.15 Option Pool. The compensation committee of the Board of Directors will propose a broad based issuance of incentive and retention options to reflect the restructured operations of the Company, which proposal and issuance shall be approved by the Company's Board of Directors. The option pool shall be increased by 3 million or more shares (which may remain unauthorized shares until the next shareholders meeting) as determined by the Company's Board of Directors and approved by its shareholders.

    5.16 Board and Charter Matters. For so long as the outstanding Convertible Notes, on an as converted basis, exceed 10% of the outstanding fully diluted shares of Common Stock of the Company, the Company agrees to take all actions within its control to cause the appointment and election thereafter of two (2) members to its Board of Directors nominated by the Majority Noteholders, and to cause the number of members of the Board of Directors to not exceed nine (9) and further agrees to not amend the Company's Charter or Bylaws, without the consent of the Majority Noteholders.

    5.17 Registration; Compliance with the Securities Act; Indemnification.

(a) Registration of Underlying Stock.

(i) Registration Statement; Expenses. The Company shall:

(A) within 120 days after the date of this Agreement, use its best efforts to file a shelf registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") on Form S-1 or Form S-3 (or other appropriate form) with respect to the resale of the Underlying Stock. The Company agrees to use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable thereafter;

(B) notify the Noteholders promptly upon the Registration Statement, or any post-effective amendment thereto, being declared effective by the SEC;

(C) prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus (as defined in Section 5.17(c) below) and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Underlying Stock may be resold by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) the date upon which all of the Underlying Stock has been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect;

(D) promptly furnish to the Noteholders with respect to the Underlying Stock registered under the Registration Statement such reasonable number of copies of the Prospectus, including any supplements to or amendments of the Prospectus, in order to facilitate the public sale or other disposition of all or any of the Underlying Stock by the holders thereof;

(E) use its reasonable efforts to register or qualify the Underlying Stock under state securities or Blue Sky laws of such states as the Noteholders reasonably request; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction in which it is not now so qualified or execute a general consent to service of process; and

(F) bear all fees and expenses incurred by the Company in connection with the performance of its obligations in this Section 5.17(a)(i) as well as fees and expenses of counsel to the Noteholders reasonably incurred, exclusive of brokerage fees or underwriting discounts and commissions incurred by the Noteholders.

(ii) Delay in Effectiveness of Registration Statement. If the Registration Statement is not (a) filed by the 120th day following the date of this Agreement or (b) declared effective within 180 days after the date of this Agreement, or within 270 days after the date of this Agreement if the SEC reviews the Registration Statement, then the Company shall pay the holders of the Underlying Stock to be registered liquidated damages of 1.0% of the aggregate purchase price paid by each such holder for every 90 day period commencing 270 days after such date, or such prorated amount as may apply, until such deficiency is cured.

(b) Transfer of Shares After Registration. Each Noteholder agrees that it will not effect any disposition of the Underlying Stock or the related Notes or Warrants that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 5.17(a) or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Noteholder or its plan of distribution.

(c) Indemnification. For the purpose of this Section 5.17(c), the term "Registration Statement" shall include any preliminary or final prospectus (the "Prospectus"), exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 5.17(a).

(i) Indemnification by the Company. The Company agrees to indemnify and hold harmless each of the Noteholders and each person, if any, who controls any Noteholder within the meaning of the Securities Act with respect to the Registration Statement, the Prospectus or any amendment or supplement to the Registration Statement or Prospectus, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Noteholders or such controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including the settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement to the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Noteholder expressly for use in the Registration Statement or the Prospectus or (ii) any untrue statement or omission of a material fact required to make such statement not misleading in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Noteholder before the pertinent sale or sales by the Noteholder.

(ii) Indemnification by the Noteholder. Each Noteholder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act with respect to the Registration Statement, the Prospectus or any amendment or supplement to the Registration Statement or Prospectus, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state regulatory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Noteholder, which consent shall not be unreasonably withheld) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Noteholder expressly for use therein.

(iii) Indemnification Procedure.

(A) Promptly after receipt by an indemnified party under this Section 5.17(c) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5.17(c), promptly notify the indemnifying party in writing of the claim; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnify agreement contained in this Section 5.17(c) or to the extent it is not prejudiced as a result of such failure.

(B) In any case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5.17(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless:

(I) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party representing all of the indemnified parties who are parties to such action) or

(II) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(iv) Contribution. If the indemnification provided for in this Section 5.17(c) is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under this Section 5.17(c) in respect to any losses, claims, damages, liabilities or expenses referred to in this Section 5.17, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to in this Section 5.17

(A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Noteholder from the placement of Underlying Stock or

(B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but the relative fault of the Company and the Noteholder in connection with the statements or omissions or inaccuracies in the representations and warranties that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.

    The relative fault of the Company and each Noteholder shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company or by such Noteholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.17(c)(iii), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 5.17(c)(iii) with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this Section 5.17(c)(iv). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Noteholder's obligations to contribute pursuant to this Section 5.17(c) are several and not joint.

SECTION 6
REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE NOTEHOLDERS

    Each Noteholder, severally and not jointly, hereby represents and warrants to the Company with respect to such Noteholder's Loan and the issuance of the Noteholder's Convertible Note and as of the date of the New Closing or Subsequent Closing, as the case may be, as follows:

    6.1 Experience. Such Noteholder has substantial experience in evaluating and making loans and investing in private placement transactions of securities in companies similar to the Company so that such Noteholder is capable of evaluating the merits and risks of its Loan to the Company and purchase of the Convertible Notes and Warrants, and has the capacity to protect its own interests.

    6.2 Investment Intent. Such Noteholder is making its Loan, acquiring its Convertible Note and its Warrants for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Such Noteholder understands that its Convertible Note, its Warrants and the Underlying Stock have not been registered under the Securities Act by reason of the exemption from the registration provisions of the Securities Act contained in Rule 506 of Regulation D and Section 4(2) of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Noteholder's representations as expressed herein. The Company will rely upon the accuracy and truthfulness of, the representations made by each Noteholder set forth in this Section 6 and each Noteholder hereby consents to such reliance on the representations made by it hereunder.

    6.3 Accredited Investor. Such Noteholder is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act.

    6.4 Rule 144. Such Noteholder acknowledges that its Convertible Note, its Warrants and the Underlying Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Noteholder is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of securities acquired in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the securities, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has acquired and fully paid for the security to be acquired, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker" and the number of shares being sold during any three month period not exceeding specified limitations.

    6.5 Access to Information. Such Noteholder has had an opportunity to discuss the Company's business, management and financial affairs with its management. It has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction. Such Noteholder understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects. Such Noteholder acknowledges and understands that, in the course of such discussions, it may have been provided access to material, non-public information concerning the Company. Further, such Noteholder acknowledges and understands the fact that the Company is seeking to effect the private placement of the Convertible Notes and the Warrants is material non-public information and disclosure of such information or use of such information by the Noteholder or anyone receiving such information from the Noteholder in connection with the purchase, sale or trade of the Company's securities (other than use by the Noteholder in acquiring Convertible Notes and Warrants), or any hedging, derivative or similar transactions or activities involving the Company's securities, is unlawful and constitutes a violation of securities laws. Nothing contained in this Section 6.5 modifies, amends or affects each Noteholder's right to rely on the Company's representations and warranties contained in Section 4 above.

    6.6 Organization; Authorization. If such Noteholder is a corporation or a limited duration company or a limited liability company or limited partnership or a business trust or other entity, it is duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as the case may be, with the requisite power and authority, corporate or otherwise, to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations under this Agreement, and the acquisition by such Noteholder of its Convertible Note(s) and Warrants hereunder has been duly authorized by all necessary action on the part of such Noteholder.

    6.7 Enforcement. This Agreement when executed and delivered by such Noteholder will constitute a valid and legally binding obligation of the Noteholder, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

    6.8 Brokers or Finders. Each Noteholder acknowledges the following: The Company has not incurred liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, other than certain commissions owed to M&D. The commissions payable to M&D will include 7% of the total amount of Convertible Notes issued pursuant to this Agreement to New Noteholders arranged by M&D, inclusive of New Noteholders who also are Original Noteholders; 3.5% of the total amount of Convertible Notes issued pursuant to this Agreement to all other Noteholders where M&D identified, handled or otherwise managed such funds, inclusive of Original Noteholders; and Warrants issued to M&D equal to 6% of the aggregate Convertible Notes as to which cash commission is payable as hereinabove provided. In addition, the Company has agreed to reimburse M&D's counsel, Kelley Drye & Warren LLP, subject to certain limitations, for legal fees and expenses incurred in connection with the transactions provided for herein (up to $50,000) and, subject to certain limitations, in respect of prior financings of the SpectRx Companies that were not completed.

    6.9 Legend. Such Noteholder understands that its Convertible Note, the Warrants and the Underlying Stock will bear the following legend until such time as such securities are registered under the Securities Act and sold pursuant to such registration: "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT OF 1933."

    Such Noteholder acknowledges that its Convertible Notes, Warrants and Underlying Stock shall bear any additional legend required by any other applicable state securities or "blue sky" laws.

    6.10 Governmental Review. Such Noteholder understands that no United States federal or state agency or any other government or governmental agency or authority has passed upon or made any recommendation or endorsement of the Convertible Notes.

    6.11 No Intent to Effect a Change of Control. Such Noteholder has no present intent to change or influence the control of the Company within the meaning of Rule 13d-1 of the Exchange Act.

    6.12 Residency. Such Noteholder is a resident of the jurisdiction set forth in the address below such Noteholder's name on Schedule 1 hereto.

    6.13 No Reliance. The consummation of the transactions contemplated by the Transaction Documents are not done in reliance upon any warranty or representation by, or information from, the Company of any sort, oral or written, except the warranties and representations specifically set forth in this Agreement (including the exhibits and schedules hereto), in the other Transaction Documents (including the exhibits and schedules thereto) and in any certificates required to be delivered by the Company hereunder and thereunder.

SECTION 7
CONDITIONS TO CLOSING OF NOTEHOLDERS

    The obligations of the Noteholders to purchase the Convertible Notes and the Warrants at a Closing is, at the option of those Noteholders, subject to the fulfillment of the following conditions:

    7.1 Representations and Warranties Correct. The representations and warranties made by the Company herein shall be true and correct in all material respects as of the date when made and as of the Closing.

    7.2 Covenants. All covenants, agreements and conditions contained in this Agreement and the other Transaction Documents to be performed by each of the SpectRx Companies on or prior to the Closing shall have been performed or complied with in all material respects.

    7.3 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any court or governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Transaction Documents.

    7.4 Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-QSB, Annual Report on Form 10-KSB, or latest Current Report on Form 8-K, whichever is more recent, last filed prior to the date of this Agreement, no event which has had or could reasonably be expected to have a material impact on the commercialization of the CNDS.

    7.5 Change of Control. No Change of Control shall have occurred between the date hereof and the Closing.

    7.6 Compliance Certificate. Should the Closing occur as of a date other than the date of this Agreement, the Company shall have delivered to the Noteholder a certificate of the Company executed by the Chief Executive Officer of the Company, dated as of the Closing certifying to the fulfillment of the conditions specified in this Section 7.

    7.7 Secretary's Certificate. The Company shall have delivered to the Noteholder a certificate of the Company executed by the Secretary of the Company, dated as of the Closing, certifying (a) resolutions adopted by the Board of Directors of SpectRx authorizing the execution of this Agreement, the Convertible Notes, the Warrants and the transactions contemplated hereby; and (b) that the Certificate of Incorporation and Bylaws of each of the SpectRx Companies, as currently on file with the SEC, are in effect and full force.

SECTION 8
CONDITIONS TO CLOSING OF COMPANY

    The Company's obligation to sell and issue the Convertible Notes at a Closing is, at the option of the Company, subject to the fulfillment as of the Closing of the following conditions:

    8.1 Representations and Warranties Correct. The representations and warranties made by the Noteholders participating in that Closing shall be true and correct when made, and shall be true and correct on the date made and on the Closing.

    8.2 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

    8.3 Covenants. Each Noteholder participating in that Closing shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Noteholder at or before the Closing.

    8.4 Litigation. No action, proceeding or litigation shall have been instituted or threatened against the Company which could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

    8.5 Change of Control. No Change of Control of the Company shall have occurred between the date hereof and the Closing.

    8.6 No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed, threatened or pending by or before any court or governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of any of the transactions contemplated by the Transaction Documents.

SECTION 9
DEFAULTS; REMEDIES

    9.1 Events of Default; Acceleration. The occurrence of one or more of the following events without a cure in 30 days after occurrence of the default or within such other time period provided herein (each an "Event of Default") shall constitute an Event of Default:

(a) The Company defaults in the payment of principal of or interest on the Convertible Notes or any other fee or expense due under the Transaction Documents when the same becomes due and payable, whether on demand, at maturity or at a date fixed for the payment of any installment or prepayment thereof or otherwise, and such default is not waived or cured within thirty (30) days after such default occurs.

(b) The Company defaults in the performance of or compliance with any covenant or provision of this Agreement, the Convertible Notes, or in any Transaction Document, or Sterling defaults in the performance of or compliance with any covenant or agreement in any of the Sterling Transaction Documents, and any such default is not cured or waived within sixty (60) days after the Company or Sterling, as the case may be, has notice of the occurrence of such default.

(c) The representations or warranties made by the Company in this Agreement and in any Transaction Document, and the representations and warranties made by Sterling in the Sterling Transaction Documents shall prove to have been false or incorrect in any material respect when made.

(d) SpectRx discontinues its business or makes an assignment for the benefit of creditors.

(e) If, within sixty (60) days after the commencement against any SpectRx Company of a case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, such case shall have been consented to or shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of such SpectRx Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if within sixty (60) days after the entry of a decree appointing a trustee, receiver or liquidator (or other similar official ) of such SpectRx Company or any substantial part of the property of such SpectRx Company such appointment shall not have been vacated.

(f) A Change of Control or sale of a majority of the business or assets of the Company unless approved by one or more of the members of the Board of Directors nominated by the Majority Noteholders, or by the Majority Noteholders or by the Agent.

(g) Attachment or judgment in excess of $500,000 that is not covered by insurance if not discharged, annulled or stayed within thirty (30) days thereafter.

(h) The occurrence and continuance of an Event of Default that results in an acceleration of any Indebtedness of the Company in excess of $500,000.

    9.2 Remedies on Default, etc. In case any one or more Events of Default shall occur and be continuing and after any applicable cure period: (a) Majority Noteholders may by written notice to the Company, declare the principal of and accrued interest in respect of the Convertible Notes to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Convertible Notes shall become forthwith due and payable without any other notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and (b) Majority Noteholders may proceed to protect and enforce the rights of the Noteholders and the holders of the Convertible Notes rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, in the Convertible Notes or in the other Transaction Documents or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.

    9.3 Remedies Not Exclusive. No right conferred hereby or by the Convertible Notes or any other Transaction Document or the Sterling Transaction Document upon the Noteholders or holders of Convertible Notes shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

SECTION 10
DESIGNEES AND AGENTS

    10.1 Appointment, Powers and Immunities. Each Noteholder hereby irrevocably designates and appoints the Agent and any other person or entity chosen by Majority Noteholders to replace it, which designation and appointment is coupled with an interest, as the agent of such Noteholder under the Transaction Documents, and each such Noteholder irrevocably authorizes the Agent to take such action on the Noteholder's behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not: (i) have any duties or responsibilities to be a trustee for any Noteholder; (ii) be responsible to the Noteholders for any recitals, statements, representations or warranties contained in the Transaction Documents, or in any certificate or other document referred to or provided for in, or received by either of them under, the Transaction Documents, or for the value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of the Transaction Documents, or for any failure by the Company or any other person to perform any of its obligations hereunder or thereunder; (iii) be required to initiate or conduct any litigation or collection proceedings under the Transaction Documents, except to the extent requested by Majority Noteholders; and (iv) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact it selects with reasonable care. Subject to the foregoing, the Agent shall, on behalf of the Noteholders, (a) hold and apply any and all Collateral, as defined in the SpectRx Security Agreement, the Pledge Agreement, the Sterling Security Agreement and the proceeds thereof, at any time received by it, in accordance with the provisions of those agreements and this Agreement; (b) exercise any and all rights, powers and remedies of the Noteholders under this Agreement or any other Transaction Document, including the giving of any consent or waiver or the entering into of any amendment; (c) execute, deliver and file UCC financing statements, assignments and other such agreements, and possess instruments on behalf of any of or all the Noteholders; (d) in the event of an Event of Default, sell or otherwise liquidate or dispose of any portion of the Collateral (as defined in the security agreements and Pledge Agreement) held by it and otherwise exercise the rights of the Noteholders hereunder and under the other Transaction Documents; and (e) exercise such other rights and powers as are provided in any Transaction Documents and approved by Majority Noteholders.

    10.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or entity, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, or the other Transaction Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Majority Noteholders, and such instructions of the Majority Noteholders and any action taken or failure to act pursuant thereto shall be binding on all Noteholders.

    10.3 Events of Default. The Agent shall not be deemed to have knowledge of the occurrence of an Event of Default unless such Agent has received written notice from any Noteholder or the Company specifying such Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of an Event of Default, the Agent shall give prompt notice thereof to the Noteholders. The Agent shall (subject to Section 10.7) take such action with respect to such Event of Default as shall be directed by Majority Noteholders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action on behalf of the Noteholders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of the Noteholders.

    10.4 Rights as a Noteholder. A person or entity acting as the Agent to the extent it is a Noteholder shall have the same rights and powers hereunder as any other Noteholder and may exercise the same as though it were not acting as the Agent. The Agent and its affiliates may (without having to account therefor to the Noteholders) lend money to, guaranty indebtedness of and generally engage in any kind of business with the Company and any of its affiliates as if it were not acting as an Agent, and the Agent may accept fees and other consideration from the Company for services in connection with this Agreement or otherwise without having to account for the same to the Noteholders.

    10.5 Indemnification. The Noteholders agree to indemnify the Agent (to the extent not reimbursed by the Company) ratably in accordance with the aggregate principal amount of the Convertible Notes held by the Noteholders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Transaction Documents or the transactions contemplated by or referred to therein or the enforcement of any of the terms of any Transaction Document, provided that no Noteholder shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

    10.6 Non-Reliance on Agent and Other Noteholders. Each Noteholder agrees that it has, independently and without reliance on the Agent or any other Noteholders, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its own decision to make the Loans and to enter into this Agreement and the other Transaction Documents to which it is a party and that it will, independently and without reliance upon the Agent or any other Noteholders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Company of any Transaction Document or to inspect the properties or books of the Company. Except for notices, reports and other documents and information expressly required to be furnished to the Noteholders by the Agent hereunder, the Agent shall have no duty or responsibility to provide any Noteholder with any credit or other information concerning the affairs, financial condition or businesses of the Company which may come into the possession of the Agent or any of its affiliates. Notwithstanding the foregoing, the Agent will provide to the Noteholders any and all information reasonably required by them and reasonably available to the Agent promptly upon such request.

    10.7 Failure to Act. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Noteholders against any and all liability and expense which may be incurred by reason of taking or continuing to take any such action.

    10.8 Resignation or Removal of Agent. Any person or entity acting as Agent may resign as an Agent at any time by giving five days prior written notice thereof to the Noteholders and the Company and shall be removed as the Agent at any time with or without cause at the request of Majority Noteholders. Any such resignation shall take effect at the end of such five day period or upon the earlier appointment of a successor Agent by Majority Noteholders as provided below. Upon any resignation or removal of any Agent, Majority Noteholders shall appoint a successor agent from among the Noteholders. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After the effective date of the resignation or removal of an Agent hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Section 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

    10.9 Cooperation of Noteholders. Each Noteholder shall (a) promptly notify the other Noteholders and the Agent of any Event of Default known to such Noteholder under this Agreement and not reasonably believed to have been previously disclosed to the other Noteholders; (b) provide the other Noteholders and the Agent with such information and documentation as such other Noteholders or the Agent shall reasonably request in the performance of their respective duties hereunder, including, without limitation, all information relative to the outstanding balance of principal, interest and other sums owed to such Noteholder by the Company under the Convertible Notes and other Transaction Documents; and (c) cooperate with the Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against or otherwise in respect of the Collateral by the Agent in the name and on behalf of the Noteholders.

SECTION 11
MISCELLANEOUS

    11.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Georgia without reference to the principles of conflict of laws under Georgia law.

    11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Noteholders and the closing of the transactions contemplated hereby.

    11.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of the Noteholders to purchase the Convertible Notes shall not be assignable without the consent of the Company.

    11.4 Entire Agreement; Amendment. The Transaction Documents constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement and the other Transaction Documents nor any term hereof and thereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that the Majority Noteholders may, with the Company's and the Agent's prior written consent, waive, modify or amend on behalf of the Noteholders, any provision hereof and thereof.

    11.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or by facsimile transmission, or otherwise delivered by hand or by messenger, addressed (a) if to any Noteholder, at the Noteholder's address set forth on Schedule 1, or at such other address as such Noteholder shall have furnished to the Company and the Agent in writing, (b) if to the Company, at its address set forth on the cover page of this Agreement and addressed to the attention of the CEO, or at such other address as the Company shall have furnished to the Noteholders and the Agent in writing, or (c) if to the Agent, to Mike James, 22 Church Street, Suite 5, Ramsey, New Jersey 07446, or at such other address as the Agent shall furnish to the Noteholders and the Company in writing.

    Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or if by facsimile transmission, on the first business day following receipt of an acknowledgment of good transmission.

    11.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Noteholder, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Noteholder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Noteholder of any breach or default under this Agreement, or any waiver on the part of any Noteholder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Noteholder, shall be cumulative and not alternative.

    11.7 Expenses. Except as otherwise provided in Section 6.8 hereof, The Company and each of the Noteholders shall each bear their own legal and other expenses with respect to this Agreement and the transaction contemplated hereby.

    11.8 U.S. Withholding Income Tax. To the extent required by applicable U.S. law, the Company shall withhold from any payments due to a Noteholder under the Convertible Note held by such Noteholder any income tax required to be withheld by the Company.

    11.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

    11.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    11.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

    11.12 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

    11.13 Independent Nature of Noteholders' Obligations and Rights. The obligations of each Noteholder hereunder are several and not joint with the obligations of the other Noteholder hereunder, and no Noteholder shall be responsible in any way for the performance of the obligations of any other Noteholder hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Noteholder pursuant hereto or thereto, shall be deemed to constitute the Noteholders as a partnership, an association, a joint venture or any other kind of Person, or create a presumption that the Noteholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Noteholder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of the Transaction Documents, and it shall not be necessary for any other Noteholder to be joined as an additional party in any proceeding for such purpose.

    11.14 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other parties may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    11.15 Original Agreement. This Agreement amends and restates the Original Agreement in its entirety.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned, thereunto duly authorized, have executed this Agreement as of the date first set forth above.

"Company"

SpectRx, Inc.

By: /s/ Mark A. Samuels
Mark A. Samuels

Its: Chief Executive Officer

"Agent"

/s/ Michael James
Michael James

SIGNATURE PAGE TO AMENDED AND RESTATED LOAN AGREEMENT

[Noteholder signature page to Amended and Restated Loan Agreement dated March 1, 2007]

[IF AN INDIVIDUAL:]
/s/ Evan Fishel________________ Evan Fishel 3124 Fulton Street San Francisco, CA 94118
/s/ Mark A. Samuels____________ Mark A. Samuels 4400 Missendell Lane Norcross, GA 30092
/s/ Richard L. Fowler____________ Richard L. Fowler 2561 Floral Valley Drive Dacula, GA 30019
/s/ William D. Arthur, III_________ William D. Arthur, III 2010 Tavistock Court Alpharetta, GA 30022
/s/ B. W. Bowie_________________ Bob Bowie 16 Kings Lane St. Simons Island, GA 31522
/s/ Susan M. Imhoff______________ Susan M. Imhoff Cottage 441 55 Rutledge Land Sea Island, GA 31561
/s/ John E. Imhoff_______________ John E. Imhoff Cottage 441 55 Rutledge Land Sea Island, GA 31561
/s/ John E. Imhoff_______________ /s/ Susan M. Imhoff______________ John & Susan Imhoff, Jt. Tenants Cottage 441 55 Rutledge Land Sea Island, GA 31561

/s/ Christopher Jordan_______

Morgan Stanely DW, Inc. for
Christopher Jordan IRA
(Morgan Stanley DW, Inc.)
61 Laurelwood Drive
Colts Neck, NJ 07722
491 Harborside Financial Ctr., Plaza 3
Jersey City, NJ 07311
Attn: IRA Non-Traditional Investments

/s/ Jamie Halegoua_____________ Jamie Halegoua c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan
/s/ Isaak Halegoua______________ __/s/ Audrey Halegoua_____________ Isaak & Audrey Halegoua, Jt. Tenants c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan
___/s/ Simon Halegoua_____________ Simon Halegoua c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan
____/s/ Germain Halegoua__________ Germain Halegoua Annuity Trust FBO Jamie Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan
____/s/ Germain Halegoua__________ Germain Halegoua Annuity Trust FBO Jason Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan
____/s/ Simon Halegoua__________ Germain Halegoua Annuity Trust FBO Rachel Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan
___/s/ Simon Halegoua__________ Germain Halegoua Annuity Trust FBO Germaine Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan
/s/ Catherine Tinney Rome________ Catherine Tinney Rome Profit Sharing c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan
/s/ Walter J. Weadock____________ Walter J. Weadock 22 Deer Path Lane Colts Neck, NJ 07722
/s/ Brian A. Smouha_____________ Brian A. Smouha 97 West Eaton Place Mens London, SWIXBLY, UK
/s/ Claude Mosseri-Marlio________ Claude Mosseri-Marlio c/o Credit Suisse 1-3 Rue De La Monnaie CH-1211 Geneve 70 Switzerland Attn: Mrs. F. D'Arrilio
____/s/ Andrew J. Lenza___________ Andrew J. Lenza 83 Carriage Hill Drive Colts Neck, NJ 07722
/s/ Jeffrey Belmont______________ Jeffrey Belmont 39 Spruce Drive E. Northport, NY 11731
/s/ Mildred S. Christian___________ Mildred S. Christian 6134 Mechanicsville Road P.O. Box 56 Mechanicsville, PA 18934
/s/ Richard W. Enersen___________ Richard W. Enersen 131 Buckelew Street Sausalito, CA 94965
/s/ Maryse Hops_________________ Maryse Hops 201-710 Chilco Street Vancouver, BC V6G 2P4, Canada
/s/ Lavorsia Jordan_______________ Lavorsia D. Jordan 6 Beaver Dam Road Colts Neck, NJ 07722

/s/ Marshall Etra________________ Marshall Etra IRA 250 East 73rd Street, #4-G New York, NY 10021-4311
/s/ David Naggar________________ David Naggar 780 Riverside Drive, Apt. 9-F New York, NY 10026
/s/ Andrew Gluck_______________ Rhoda Intervivos Trust Andrew Gluck, Trustee 284 Route 27B Hudson, NY 12534
/s/ Andrew Gluck_______________ Andrew Gluck 284 Route 27B Hudson, NY 12534
/s/ William Bryce Combs__________ William Bryce Combs 1310 South Palmway Lake Worth, FL 33460
/s/ Joseph Rosenstreich___________ Joseph L. Rosenstreich 3215 Clubhouse Road Merrick, NY 11566-4812
/s/ Richard Steiner_______________ Richard Steiner 1356 Dover Road Salt Lake City, UT 84108 Ph: 801/581-5325
___/s/ Gloria Mosseri______________ Gloria Mosseri 351 E. 84th Street, #22-E New York, NY 10028

____/s/ Jeffrey Mosseri_____________ Jeffrey Mosseri 351 E. 84th Street, #22-E New York, NY 10028
/s/ A. Ancona___________________ Vivette Ancona 45 Sutton Place, South New York, NY 10022
/s/ Lorianne O'Connor___________ Lorianne O'Connor 128 Squire Hill Rd. Montclair, NJ 07043

[IF AN ENTITY:]
____/s/ Michael C. James___________ General Partner Keukenhof Equity Fund, LLP 22 Church Street, Suite 5 Ramsey, NJ 07446
/s/ P. L. Kern________________ Director Opaline International, Inc P. O. Box N-4837, Bayside Executive Park West Bay St., Nassau, Bahamas
/s/ Tabacchi Gugueureo_________ Vice President Dayton Holdings International, Inc. 292 5th Avenue New York, NY 10001-4513
/s/ Ronald W. Hart______________ Manager Hart Management 4821 Crestwood Drive Little Rock, AR 72207
/s/ Richard Stewart_______________ Managing Director 21st Century Digital Industries Fund LP 960 Pines Lake Drive West Wayne, NJ 07470
/s/ Paul Hilf____________________ President Nangarhil, LLC 3 Nancy Place Berkeley Heights, NJ 07922
/s/ Kenneth Holz________________ Chief Financial Officer Chestnut Ridge Partners, LP 50 Tice Boulevard Woodcliff Lake, NJ 07677
/s/ Arthur Kontos________________ Vice President The Arthur Kontos Foundation 1 Channel Drive, Apt. 1703 Monmouth Beach, NJ 07750
/s/ Douglas M. Millar____________ Director Murphy & Durieu, L.P. 120 Broadway New York, NY 10005

Schedule 1

Noteholders

Noteholder	Loan Principal Amount	Date of Loan	New Principal Amount	Warrant Shares

Original Noteholders:
Evan Fishel 3124 Fulton Street San Francisco, CA 94118	$50,000	09/20/2006	$53,107	81,703
Kuekenhof Equity Fund, LLP c/o Michael C. James 22 Church Street, Suite 5 Ramsey, NJ 07446	$100,000	09/22/2006	$106,137	163,288

Morgan Stanely DW, Inc. for
Christopher Jordan IRA
(Morgan Stanley DW, Inc.)
61 Laurelwood Drive
Colts Neck, NJ 07722
491 Harborside Financial Ctr., Plaza 3
Jersey City, NJ 07311
Attn: IRA Non-Traditional Investments

	$25,000 $15,000	10/12/2006 01/23/2007	$26,342 $15,213	40,527 23,404
Mark A. Samuels 4955 Avalon Ridge Parkway, Suite 300 Norcross, GA 30071	$33,334	06/28/2006	$36,479	56,122
Richard L. Fowler 4955 Avalon Ridge Parkway, Suite 300 Norcross, GA 30071	$33,333	06/28/2006	$36,478	56,120
William Arthur, III 2010 Tavistock Court Alpharetta, GA 30022	$33,333	06/28/2006	$36,478	56,120

GT Noteholders:
Jamie Halegoua c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$100,000	02/02/2006	$110,740	170,369
Isaak & Audrey Halegoua, Jt. Tenants c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$200,000	02/02/2006	$221,479	340,738
Simon Halegoua c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$150,000	02/02/2006	$166,110	255,553
Germain Halegoua Annuity Trust FBO Jamie Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$100,000	02/02/2006	$110,740	170,369
Germain Halegoua Annuity Trust FBO Jason Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$50,000	02/02/2006	$55,370	85,184
Germain Halegoua Annuity Trust FBO Rachel Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$50,000	02/02/2006	$55,370	85,184
Germain Halegoua Annuity Trust FBO Germaine Halegoua 6/16/95 c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$50,000	02/02/2006	$55,370	85,184
Catherine Tinney Rome Profit Sharing c/o Murphy & Durieu 120 Broadway, 17th Floor New York, NY 10271 Attn: Chris Jordan	$25,000	02/02/2006	$27,685	42,592
Bob Bowie 16 Kings Lane St. Simons Island, GA 31522	$375,000	02/02/2006	$415,274	638,883
Susan M. Imhoff Cottage 441, 55 Rutledge Land Sea Island, GA 31561	$50,000	02/02/2006	$55,370	85,184
John E. Imhoff Cottage 441, 55 Rutledge Land Sea Island, GA 31561	$100,000	02/02/2006	$110,740	170,369
John and Susan Imhoff, Joint Tenants Cottage 441, 55 Rutledge Land Sea Island, GA 31561	$225,000	02/02/2006	$249,164	383,330

Noteholder	Loan Principal Amount	Date of Loan	Warrant Shares
New Noteholders:

Evan Fishel 3124 Fulton Street San Francisco, CA 94118	$75,000	03/01/2007	115,385
Kuekenhof Equity Fund, LLP c/o Michael C. James 22 Church Street, Suite 5 Ramsey, NJ 07446	$400,000	03/01/2007	615,385
Opaline International, Inc P. O. Box N-4837, Bayside Executive Park West Bay St., Nassau, Bahamas	$300,000	03/01/2007	461,538
Walter J. Weadock 22 Deer Path Lane Colts Neck, NJ 07722	$250,000	03/01/2007	384,615
Dayton Holdings International, Inc. 292 5th Avenue New York, NY 10001-4513	$100,000	03/01/2007	153,846
Ronald W. Hart 4821 Crestwood Drive Little Rock, AR 72207	$100,000	03/01/2007	153,846
Brian Smouha 97 West Eaton Place Mens London, SWIXBLY, UK	$100,000	03/01/2007	153,846
Claude Mosseri-Marlio c/o Credit Suisse 1-3 Rue De La Monnaie CH-1211 Geneve 70, Switzerland	$99,975	03/01/2007	153,808
Andrew J. Lenza 83 Carriage Hill Drive Colts Neck, NJ 07722	$50,000	03/01/2007	76,923
21st Century Digital Industries Fund LP c/o Richard Stewart 960 Pines Lake Drive West Wayne, NJ 07470	$50,000	03/01/2007	76,923
Jeffrey Belmont 39 Spruce Drive E. Northport, NY 11731	$50,000	03/01/2007	76,923
Mildred S. Christian 6134 Mechanicsville Road P.O. Box 56 Mechanicsville, PA 18934	$50,000	03/01/2007	76,923
Richard Smouha 13 Cmeuin De Concmes Concmes, Geneve, Switzerland	$49,982.50	03/01/2007	76,896
Richard W. Enersen 131 Buckelew Street Sausalito, CA 94965	$50,000	03/01/2007	76,923
Maryse Hops 201-710 Chilco Street Vancouver, BC V6G 2P4	$25,000	03/01/2007	38,462
Lavorsia D. Jordan 6 Beaver Dam Road Colts Neck, NJ 07722	$25,000	03/01/2007	38,462
Marshall Etra IRA 250 East 73rd Street, #4-G New York, NY 10021-4311	$25,000	03/01/2007	38,462
David Naggar 780 Riverside Drive, Apt. 9-F New York, NY 10026	$25,000	03/01/2007	38,462
Rhoda Intervivos Trust Andrew Gluck, Trustee 284 Route 27B Hudson, NY 12534	$25,000	03/01/2007	38,462
Andrew Gluck 284 Route 27B Hudson, NY 12534	$25,000	03/01/2007	38,462
William Bryce Combs 1310 South Palmway Lake Worth, FL 33460	$25,000	03/01/2007	38,462
Nangarhil, LLC 3 Nancy Place Berkeley Heights, NJ 07922	$25,000	03/01/2007	38,462
Joseph L. Rosenstreich 3215 Clubhouse Road Merrick, NY 11566-4812	$20,000	03/01/2007	30,769
Richard Steiner 1356 Dover Road Salt Lake City, UT 84108	$20,000	03/01/2007	30,769
Gloria Mosseri 351 E. 84th Street, #22-E New York, NY 10028	$10,000	03/01/2007	15,385
Jeffrey Mosseri 351 E. 84th Street, #22-E New York, NY 10028	$10,000	03/01/2007	15,385
Daniela Laufer Trust Jeffrey Mosseri, Trustee 351 E. 84th Street, #22-E New York, NY 10028	$10,000	03/01/2007	15,385
Chestnut Ridge Partners, LP 50 Tice Boulevard Woodcliff Lake, NJ 07677	$250,000	03/01/2007	384,615
The Arthur Kontos Foundation Rive Unit 1703 Monmouth Beach, NJ 07750	$100,000	03/01/2007	153,846
Vivette Ancona 45 Sutton Place, South New York, NY 10022	$5,000	03/01/2007	7,692
Lorianne O'Connor 128 Squire Hill Rd. Montclair, NJ 07043	$25,000	03/01/2007	38,462
Murphy & Durieu, L.P. 120 Broadway New York, NY 10005	$41,685.11	03/01/2007	64,131

Schedule 2

EXITING NOTEHOLDERS

Exiting Noteholders Holding Bridge Notes
Principal Amount
Easton Hunt Capital Partners, L.P.	$250,000
$160,000
ProMed Offshore Fund II, Ltd.	$550,000
$160,000
Mark A. Samuels	$66,667
Dolores Maloof	$125,000
$50,000
Joseph Mermelstein	$100,000
Marvin Mermelstein	$100,000
David Salomon	$150,000
Congregation Judah and Israel c/o Mendy Erez	$50,000

Exiting Noteholder Holding GT Notes
Deena Schwartzman	$25,000

SCHEDULE OF EXCEPTIONS

Schedule 4.13

Liens
REPORT/INDEX DATE LOCATION	UCC - SECURED PARTY	UCC DATE FILED/ FILE NUMBER	UCC COLLATERAL
9/28/2005 Delaware Secretary of State	Minolta Business Solutions	4/14/2003 31086829	Lease - specific equipment
Barrow County, Georgia [UCC Only]	Minolta Business Solutions	3/22/2001 007-2001-002437	Lease - specific equipment

Exhibit A

FORM OF CONVERTIBLE NOTE

[AMENDED AND RESTATED] 1

SENIOR SECURED CONVERTIBLE NOTE

        THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER APPLICABLE STATE SECURITIES LAWS (THE "ACTS") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE UNDER THE ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SPECTRX, INC.

13% SENIOR SECURED CONVERTIBLE NOTE
No. SSN-__	Issue Date: __________, 200_
$_______________

        FOR VALUE RECEIVED, the undersigned, SPECTRX, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to the order of _______________________________________, or registered assigns (the "Holder"), without offset, at Holder's office at _____________________________________________________________________________, or at such other place as the Holder may hereafter from time to time designate in writing, in lawful money of the United States of America, the principal sum of ______________________________ DOLLARS ($__________) on March __, 2010 2 (the "Maturity Date"), together with interest as hereinafter provided. [This Convertible Note amends and restates that certain Promissory Note in the same principal amount originally issued by [the Company] [Guided Therapeutics, Inc.] on ___________________.] 1

1.     GENERAL

1.1.     Loan Agreement and Guarantees. This Convertible Note is one of a series of 13% Senior Secured Convertible Notes (herein called the "Convertible Notes") issued pursuant to the Amended and Restated Loan Agreement dated March 1, 2007 entered into by the Company, the Noteholders (the "Noteholders") and the Agent named therein, as it may be amended from time to time (the "Loan Agreement"). The Convertible Notes are guaranteed by the guarantee of the Company's subsidiary Sterling Medivation, Inc., dated as of June 28, 2006, as amended (the "Guaranty").

1.2.     Loan Agreement. The Convertible Notes have been issued pursuant to the Loan Agreement, and shall be governed by its terms. Each Holder of this Convertible Note will be deemed to have made the representations set forth in Section 6 of the Loan Agreement.

1.3.     Governing Law. This Convertible Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Georgia, excluding any choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

1.4.     Definitions. Terms with initial capital letters used but not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

2.     INTEREST

        The principal amount of this Convertible Note shall bear interest from the Issue Date at an annual rate of thirteen percent (13%), while no Event of Default has occurred, and at eighteen percent (18%) while an Event of Default has occurred and is continuing. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. Absent an Event of Default, interest shall accrue until and be payable on the Maturity Date.

3.     PAYMENTS AND MANDATORY PREPAYMENT

3.1.     Place of Payment. Payments of all amounts due under this Convertible Note shall be made at the address of the Holder set forth in the first paragraph of this Convertible Note or such other place as the Holder of this Convertible Note shall have designated by written notice to the Company.

3.2.     Application of Payments. Payments of all amounts due under this Convertible Note will be applied as follows: first to accrued and unpaid interest and second to principal. The Convertible Notes rank equally and ratably without priority over one another. No payment of principal shall be made under this Convertible Note unless payments of principal are made under the other Convertible Notes in an amount that bears the same ratio to the unpaid principal of the other Convertible Notes as the payment hereon bears to the unpaid principal on this Convertible Note. No payment of interest shall be made under this Convertible Note unless payments of interest are made under the other Convertible Notes in an amount that bears the same ratio to the interest (including accrued interest) owing on the other Convertible Notes as the payment of interest (including accrued interest) on this Convertible Note bears to the interest (including accrued interest) owing on this Convertible Note.

3.3.     Excess Payment. Notwithstanding Section 3.2, if the Holder receives more than its pro rata share of interest or principal (such excess being termed an "Excess Payment"), the Holder shall pay to the Agent for distribution to the holders of the Convertible Notes their respective pro rata shares of such Excess Payment, as set forth in Section 3.2, unless the Holder is legally required to return the Excess Payment, in which case each holder of a Convertible Note receiving a portion of such Excess Payment shall return to the Holder its pro rata share of the sum required to be returned, without interest.

3.4.     Company Obligation. The Company acknowledges and agrees that, if the Holder shall be obligated to pay and pays to the Agent for distribution to the holders of the Convertible Notes an Excess Payment, the Company shall be deemed to have satisfied its obligations in respect of this Convertible Note only to the extent of the Excess Payment actually retained or received by the Holder after giving effect to the pro rata payments by the Agent to the holders of the Convertible Notes. The obligations of the Company in respect of the Convertible Notes held by other holders shall be deemed to have been satisfied to the extent the amount of the Excess Payment distributed to each by the Agent and not required to be returned.

3.5.     Payment. Subject to the terms and conditions hereof governing Excess Payments, the Company may at any time and from time to time prepay in whole or in part any sum due hereunder without penalty in accordance with Section 2.6 of the Loan Agreement.

4.     SECURITY AGREEMENTS

            The Convertible Notes are secured by the SpectRx Security Agreement, the Pledge Agreement, the Sterling Guaranty and the Sterling Security Agreement.

5.     CONVERSION

            The Convertible Notes are convertible into the Company's Common Stock as set forth in Section 2.3 of the Loan Agreement. For purpose of such conversion, the Holder is required to send to the Company a conversion notice in the form of Schedule 1. The Company will reserve from its authorized but unissued shares of Common Stock a sufficient number of such shares to permit the Conversion of the Convertible Notes.

6.     EVENTS OF DEFAULT; REMEDIES

6.1.     Events of Default. The occurrence of one or more of the Events of Default set forth in the Loan Agreement shall be an Event of Default hereunder.

6.2.     Remedies.

(a)     Acceleration. Upon the occurrence of and during the continuation of any Event of Default, the Majority Noteholders shall have the rights and shall be entitled to the remedies set forth in the Loan Agreement, which rights include, but are not limited to, the right to declare the outstanding principal balance, together with accrued interest and all other amounts owing to be immediately due and payable, without presentment, demand, protest or further notice, all of which are hereby waived, and may exercise all applicable rights and remedies under the Guaranty, the Security Agreement and the Subsidiary Security Agreement.

(b)     Other Remedies. If any Event of Default has occurred and is continuing and has not been cured during the cure period set forth in the Loan Agreement, if any, and irrespective of whether the Convertible Notes have become or have been declared due and payable pursuant to the terms of this Convertible Note, the Holder of any Convertible Note at the time outstanding may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Convertible Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(c)     No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any Holder of any Convertible Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred hereby upon the Holder shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

7.     REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES

7.1.     Registration of Convertible Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Convertible Notes. The name and address of each Holder and the name and address of each transferee of one or more Convertible Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Convertible Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder promptly upon request therefore, a complete and correct copy of the names and addresses of all registered Holders.

7.2.     Transfer and Exchange of Convertible Notes. This Convertible Note is a registered Convertible Note and, upon surrender of this Convertible Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or his attorney duly authorized in writing, accompanied by the address for notices of each transferee of such Convertible Note or part thereof and, upon delivery by the Holder of an opinion of counsel satisfactory to the Company confirming an exemption from registration under the Securities Act and any available state securities law; provided that if the record ownership of the Convertible Note remains the same no such opinion of counsel shall be required), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Convertible Notes (as requested by the Holder thereof) in such series in exchange therefore, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Convertible Note. Each such new Convertible Note shall be payable to such Person as such Holder may request and shall be substantially in the form of this Convertible Note. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Convertible Notes. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Convertible Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

7.3.     Replacement of Convertible Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Convertible Note (which evidence shall be notice from the Holder of such ownership and such loss, theft, destruction or mutilation), and

(a)     in the case of loss, theft or destruction, receipt of an unsecured indemnity reasonably satisfactory to it, or

(b)     in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Convertible Note of such series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Convertible Note or dated the date of such lost, stolen, destroyed or mutilated Convertible Note if no interest shall have been paid thereon.

8.     MAXIMUM LAWFUL RATE

        It is the intent of the Company and the Holder to conform to and contract in strict compliance with applicable usury law from time to time in effect. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the amounts constituting interest taken, reserved, contracted for, charged or received under this Convertible Note exceed the maximum nonusurious amount permissible under applicable law. If interest would otherwise be payable in excess of the maximum nonusurious amount, this Convertible Note shall be automatically reformed and the interest payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If the Holder hereof shall ever receive anything of value which is characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to the Company or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by applicable law. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Georgia, as such laws now exist or may be changed or amended or come into effect in the future.

9.     MISCELLANEOUS

9.1.     Notices. All notices required to be given shall be given as set forth in the Loan Agreement.

9.2.     Amendment. The Convertible Notes may be amended as provided in the Loan Agreement.

9.3.     Courts. The Company and the Holder each agree that any action or proceeding against the Company to enforce this Convertible Note may be commenced in any court having jurisdiction in Gwinnett County in the State of Georgia and the Company waives personal service or process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail in accordance with the notice provisions set forth herein.

9.4.     Successors. This Convertible Note inures to the benefit of the Holder and binds the Company and their respective successors and assigns, and the words "Company" and "Holder" whenever occurring in this Convertible Note shall be deemed and construed to include such respective successors and assigns. The Company cannot assign this Convertible Note without the prior written consent of the Holder.

9.5.     Captions. The captions or headings of the sections of this Convertible Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Convertible Note.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed and delivered by its duly authorized officer as of the date first above written.

SpectRx, Inc.

By:

Printed Name:

Title:

1          If Bridge Note or GT Note is being exchanged for a Convertible Note.
2          Third anniversary of New Closing Date.

Schedule I

Form of Conversion Notice

    To:     SPECTRX, INC.

            The undersigned irrevocably elects to convert the principal amount of $________ of the 13% Senior Secured Convertible Note No. SSN-_____ (the "Note"), together with interest thereon, into Common Stock of SpectRx, Inc. (the "Company") pursuant to the conversion provisions of that certain Amended and Restated Loan Agreement dated March 1, 2007, as amended from time to time.

            The undersigned requests that the certificates representing the shares of Common Stock as to which the Note is being converted be registered as follows:

Name:
Social Security or Employer Identification Number:
Address:
Deliver to:
Address:

____ The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Conversion Form to the account of the undersigned or its nominee (which is ____________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program and the Common Stock issuable pursuant to this Subscription Form may be issued without a restrictive legend if permitted under the applicable securities laws.

____ In lieu of receiving the shares of Common Stock issuable pursuant to this Conversion Form by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

The undersigned represents and warrants that it is an accredited investor within the meaning of Regulation D promulgated under the Securities Act of 1933, as amended, and is acquiring the Common Stock for its own account for investment, and not with a view to, or for resale in connection with the distribution thereof, and has no present intention of distributing or reselling the Common Stock, except to the extent it is registered under the Securities Act of 1933, as amended, and in making the foregoing representations, the undersigned is aware that it must bear, and is able to bear, the economic risk of such investment for an indefinite period of time. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Note except under circumstances that will not result in a violation of the Securities Act of 1933, as amended.

Date:
(Print Name of Noteholder)

(Signature)

(Title, if applicable)

Exhibit B

WEIGHTED AVERAGE CONVERSION PRICE
ADJUSTMENT TERMS

    1. Issuance of Additional Shares of Common Stock. If the Company issues or sells Additional Shares of Common Stock (as defined below) for a consideration per share less than the Conversion Price in effect on the date of such issue or sale, then, and in each such case, the Conversion Price shall be reduced, concurrently with such issue or sale, to a price determined by multiplying the Conversion Price then in effect by a fraction,

(A) the numerator of which shall be equal to (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at the Conversion Price then in effect, and

(B) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after such issue or sale of Additional Shares of Common Stock.

    2. Issuance of Options and Convertible Securities. If the Company issues, sells or grants any Options (as defined below) or Convertible Securities (as defined below), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, then, and in each such case, the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, issuable upon the conversion or exchange of such Convertible Securities (or the exercise of such Options for Convertible Securities and subsequent conversion or exchange of the Convertible Securities issued), shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, sale or grant, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued no further adjustment of the Conversion Price shall be made upon the subsequent issue or sale of Additional Shares of Common Stock or Convertible Securities upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

    3. Minimum Adjustment of Conversion Price. If the amount of any adjustment of the Conversion Price required hereunder would be less than 1% of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall equal in the aggregate at least 1% of such Conversion Price.

    4. Definitions.

"Additional Shares of Common Stock" shall mean shares of Common Stock issued or sold by the Company, other than shares of Common Stock issued upon any of the excluded issuances set forth in Section 2.3(c) of this Agreement.

"Convertible Securities" shall mean any evidence of indebtedness or other securities that may be convertible into or exchangeable for Additional Shares of Common Stock.

"Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Additional Shares of Common Stock or Convertible Securities.

* * * * * *

Exhibit C

FORM OF WARRANT

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT AS TO THE WARRANT AND THE SHARES OF COMMON STOCK UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SAID ACT.

SPECTRX, INC.
COMMON STOCK WARRANT

_________ shares of Common Stock

No. _____ ____________________, 2007

    SPECTRX, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that ____________________ or its registered assigns (the "Holder") is entitled, subject to the provisions hereof, to purchase from the Company, at any time or from time to time during the Exercise Period (as defined below), ________ duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (defined below) of the Company (the "Warrant Shares") at a purchase price of $0.78 per share (the "Warrant Price"), all subject to the terms, conditions and adjustments set forth below in this warrant (this warrant, and any new warrant issued pursuant to the terms hereof, being referred to herein as "Warrant"). This Warrant is one of a series of warrants (the "Warrants") issued pursuant to the Amended and Restated Loan Agreement dated March 1, 2007 entered into by the Company, the "Agent" and the "Noteholders" named therein (the "Loan Agreement"). Capitalized terms not otherwise defined in Section 6 hereof shall have the meaning given to such terms in the Loan Agreement.

    1. Exercise of Warrant.

1.1 Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part, during normal business hours on any Business Day by delivering at the principal executive office of the Company the Warrant and a subscription notice in the form of Schedule I duly executed by such Holder accompanied by payment in cash or by certified or official bank check payable to the order of the Company or by wire transfer in the amount obtained by multiplying (a) the number of Warrant Shares designated in such subscription by (b) the Warrant Price.

1.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time, the Person or Persons in whose name or names any certificate or certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1.3 shall be deemed to have become the stockholder(s) of record thereof.

1.3 Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within five (5) Business Days thereafter, the Company at its expense will cause to be issued to and delivered or registered in the name of the Holder hereof or, subject to Section 3, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, the number of duly authorized, validly issued, fully paid and nonassessable Warrant Shares to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise. If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as certificates issued pursuant the exercise hereof do not bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the Holder by crediting the account of the Holder with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"). If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Warrant Shares so purchased. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such denominations as may be reasonably requested by the Holder hereof, shall be registered in the name of such Holder and shall bear a restrictive legend. If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such Holder upon such exercise as provided in Section 1.1.

1.4 Representations of the Company. The Company represents, warrants and acknowledges to the Holder that:

(a) it is a corporation duly formed and validly existing in the State of Delaware;

(b) it will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of Warrant Shares (or Other Securities) from time to time issuable upon the exercise of the Warrant at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

(c) this Warrant has been duly authorized and approved by all requisite action of the Company, and constitutes a valid and binding agreement of the Company; and

(d) when issued in accordance with the terms of this Warrant, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable.

    2. Warrant Adjustments.

2.1 Reclassification, Exchange, and Substitution. If the Warrant Shares shall be changed into the same or a different number of shares of the same or any other class or classes of stock or other securities of the Company, including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder shall, on its exercise, be entitled to receive the kind and number of shares of Common Stock or Other Securities which the Holder would have owned or been entitled to receive had such Warrant been exercised in full immediately prior to the happening of such reclassification, exchange or substitution for the same aggregate consideration. If the Company shall at any time change its Common Stock or Other Securities, as the case may be, into the same or a different number of shares of the same or any other class or classes of stock or Other Securities, as the case may be, the Warrant Price then in effect immediately before that reclassification, exchange or substitution shall be adjusted by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock or Other Securities, as the case may be, purchasable immediately thereafter. An adjustment made pursuant to this Section 2.1 shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

2.2 Reorganization, Mergers or Consolidations. In the event of a reorganization, merger or consolidation of the Company with or into another entity, then, as part of such reorganization, merger or consolidation, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at any time prior to the end of the Exercise Period and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or Other Securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which the Holder would have been entitled in such reorganization, merger, or consolidation if this Warrant had been exercised immediately before that reorganization, merger or consolidation. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger or consolidation to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares of Common Stock purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Common Stock or Warrants or other property deliverable after than event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder at the address of the Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of Warrant Shares purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant. Notwithstanding the foregoing, in the event of any transaction described in this Section 2.2 in which the consideration to be received by holders of Common Stock is payable only in cash, the Holder shall be entitled only to cash in the amount, if any, that such cash payment per share exceeds the Warrant Price.

2.3 Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or number or kind of the shares of Common Stock purchasable pursuant to this Warrant, and Warrants theretofore or hereunder issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate may be in the form so changed.

    3. Restrictions on Transfer.

3.1 Restrictive Legends. Except as otherwise permitted by this Section 3, each Warrant originally issued, each Warrant issued upon direct or indirect transfer, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form, if applicable:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR EXEMPTION THEREFROM AND ANY APPLICABLE STATE SECURITIES LAWS OR EXEMPTION THEREFROM."

3.2 Notice of Proposed Transfer; Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under such Act), the Holder thereof will give written notice to the Company of such Holder's intention to effect such transfer and to comply in all other respects with this Section 3.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer in sufficient detail to enable counsel to render the opinion referred to below, and (b) designate counsel for the Holder giving such notice, which counsel shall be reasonably satisfactory to the Company. The Holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:

3.2.1 if in the written opinion of such counsel for the Holder, obtained at the Holder's sole cost and expense and a copy of which shall be delivered to the Company and shall be reasonably satisfactory in form, scope and substance to the Company, the proposed transfer may be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws, such Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each Restricted Security or certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1 unless, in the opinion of such counsel, such legend is no longer required to insure compliance with the Securities Act and applicable state securities laws; and

3.2.2 if the opinion of such counsel rendered pursuant to the foregoing subdivision 3.2.1 is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act or applicable state securities laws (such opinion to state the basis of the legal conclusions reached therein), such Holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and a further opinion of counsel for such Holder to the effect stated in subdivision 3.2.1 above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

3.2.3 Termination of Restrictions. The restrictions imposed by this Section 3 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities upon sale of the Restricted Securities in an offering registered under the Securities Act or when, in the opinion of counsel for the Company, such restrictions are no longer required in order to ensure compliance with the Securities Act. Whenever such restrictions shall terminate as to any Restricted Securities, the Holder thereof shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), new securities of like tenor not bearing the applicable legend set forth in Section 3.1.

    4. Ownership, Transfer and Substitution of Warrants. The Company may treat the Person in whose name this Warrant is registered on the register kept at the principal executive office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 3, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

    5. Registration Rights. The holder of this Warrant shall be entitled to the registration rights set forth in the Loan Agreement.

    6. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

"Business Day" shall mean any day other than a Saturday, Sunday or any other day on which U.S. Federal Reserve member banks are not open for business in Atlanta, Georgia.

"Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

"Common Stock" shall mean, the common stock, par value $.001 per share (or other common equity interest, however denominated) of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

"Company" shall have the meaning specified in the opening paragraph of this Warrant.

"Exercise Period" means the date commencing on March 1, 2007 and ending on March 1, 2012.

"Holder" shall have the meaning specified in the opening paragraph of this Warrant.

"Loan Agreement" shall have the meaning specified in the opening paragraph of this Warrant.

"Market Price" shall mean, per share of Common Stock on any date specified herein, (a) the last sale price on such date of such Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then designated, as a national market system security by the average National Association of Securities Dealers, Inc., but is trading on either the over-the-counter market on the OTC Bulletin Board or the "Pink Sheets", the last sale price as reported by the National Quotation Bureau, or (c) if neither (a) nor (b) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

"Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

"Person" shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

"Restricted Securities" shall mean (a) any Warrants bearing the applicable legend set forth in Section 3.1, (b) any Warrant Shares (or Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate or certificates bearing the applicable legend set forth in such Section and (c) any Warrant Shares (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

"Securities Act" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Warrant Price" shall have the meaning specified in the opening paragraph of this Warrant.

"Warrant Shares" shall have the meaning specified in the opening paragraph of this Warrant.

"Warrants" shall have the meaning specified in the opening paragraph of this Warrant.

    7. No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

    8. Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed to:

If to the Holder:

_____________________________
_____________________________
_____________________________

If to the Company:

4955 Avalon Ridge Parkway, Suite 300
Norcross, GA 30071

The address provided in this Section 8 may be modified by the Company by providing the Holder notice in writing; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

    9. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought; however, the Warrants may be amended as provided in the Loan Agreement. Any provision of this Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of Georgia without reference to the choice of law rules thereof. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

    10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

    11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

    12. Expiration. The right to exercise this Warrant shall expire on the last day of the Exercise Period.

SpectRx, Inc.
By:
Name:
Title:

Schedule I

Form of Subscription Note

    To:     SPECTRX, INC.

    The undersigned irrevocably elects to purchase __________ shares of Common Stock of the Company by exercising the Warrant to which this form is attached and tenders to the Company, in immediately available funds, $_______________ representing the full Warrant Price with respect to such shares of Common Stock

    The shares into which the Warrant is being exercised are referred to as the "Warrant Shares". The undersigned requests that the certificates representing the shares of Common Stock of the Company as to which the Warrant is being exercised be registered as follows:

Name:
Social Security or Employer Identification Number:
Address:
Deliver to:
Address:

___ The undersigned requests that the Company cause its transfer agent to electronically transmit the Common Stock issuable pursuant to this Subscription Form to the account of the undersigned or its nominee (which is ____________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC Transfer"), provided that such transfer agent participates in the DTC Fast Automated Securities Transfer program and the Common Stock issuable pursuant to this Subscription Form may be issued without a restrictive legend if permitted under the applicable securities laws.

___ In lieu of receiving the shares of Common Stock issuable pursuant to this Subscription Form by way of DTC Transfer, the undersigned hereby requests that the Company cause its transfer agent to issue and deliver to the undersigned physical certificates representing such shares of Common Stock.

    The undersigned represents and warrants that it is an accredited investor within the meaning of Regulation D promulgated under the Securities Act and is purchasing the Warrant Shares for its own account for investment, and not with a view to, or for resale in connection with the distribution thereof, and has no present intention of distributing or reselling any Warrant Shares, and in making the foregoing representations, the undersigned is aware that it must bear, and is able to bear, the economic risk of such investment for an indefinite period of time. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of this Warrant except under circumstances that will not result in a violation of the Securities Act of 1933, as amended.

    If the number of shares of Common Stock of the Company as to which the Warrant is being exercised are fewer than all the shares of Common Stock of the Company to which the Warrant relates, please issue a new Warrant for the balance of such shares of Common Stock registered in the name of the undersigned and deliver it to the undersigned at the following address:

Address:
Date:

(Print Name of Warrant Holder)
(Signature)
(Title of signatory, if applicable)